SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                          CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

    Date of report (Date of earliest event reported): February 10, 2004

                        Advanced Technologies, Inc.
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           (Exact Name of Registrant as Specified in Its Charter)

                                   Nevada
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               (State of Other Jurisdiction of Incorporation)


     0-27175                                           95-4755369
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(Commission File Number)                  (IRS Employer Identification No.)

716 Yarmouth Road, Suite 215, Palos Verde Estates, California      90274
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(Address of Principal Executive Offices)                         (Zip Code)

                               (310) 265-7776
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            (Registrant's Telephone Number, Including Zip Code)



       (Former Name or Former Address, if Changed Since Last Report)

Item 4.   Change in Registrant's Certifying Accountant

On February 17, 2004, our independent auditors, Chisholm & Associates, Certified Public Accountants, informed us that on February 10, 2004, that firm had merged its operations into Chisholm, Bierwolf & Nilson, LLC. Chisholm & Associates had audited our financials statements for the two fiscal years ended September 30, 2002 and 2001 and its reports for each of the two fiscal years did not contain an adverse opinion, disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Chisholm & Associates on any matter regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two fiscal years or any subsequent interim period preceding the date of resignation. Our board of directors approved the change in auditors.

During the two most recent quarter ended December 31, 2003 and the fiscal years ended September 30, 2003 and 2002, and through February 12, 2004, we did not consult with Chisholm, Bierwolf & Nilson, LLC regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Chisholm, Bierwolf & Nilson, LLC concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.


Item 7.   Financial Statements and Exhibits.

     Exhibits

     16.1 Letter from Chisholm & Associates



                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Registrant


Date: February 18, 2004                      By: /S/ Gary E. Ball
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                                                 Gary E. Ball, President